FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES THE OPENING

OF A LOAN PRODUCTION OFFICE IN GREENVILLE, SOUTH CAROLINA

Franklin, North Carolina, January 27, 2015 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), today announced that its banking subsidiary has opened a loan production office in Greenville, South Carolina at 301 North Main Street, Suite 2101. The Company expects its banking subsidiary to operate in South Carolina as Entegra Bank. In addition, James “Jimmy” A. Kimbell III has been hired as the South Carolina Market Executive to lead the new loan production office and business development efforts in the Upstate South Carolina region.

Mr. Kimbell has over twenty-five years of commercial lending experience in South Carolina mostly at the community bank level. In addition to having experience as the President and Chief Executive Officer of an Upstate community bank, he has prior experience as the market executive in several markets across South Carolina. Mr. Kimbell is a graduate of Clemson University with a degree in Financial Management and has also graduated from the ABA’s Stonier Graduate School of Banking and National Commercial Lending School. Jimmy is a strong supporter of his community and Clemson University as he currently serves as Vice Chair of the Anderson Area YMCA and United Way of Anderson County boards along with previous roles as President of the Clemson University Alumni Association and Director of the IPTAY and Clemson University Foundation Boards.

Commenting on the hiring of Mr. Kimbell and the new loan production office, Roger D. Plemens, President and CEO, stated, “We are thrilled to expand our banking franchise into the Upstate South Carolina market with the opening of a loan production office under Mr. Kimbell’s leadership. Jimmy is a highly skilled commercial banking executive and we look forward to his future contributions. The opening of our Greenville loan production office is the first step in our strategy to expand into higher growth markets as we continue to maintain focus on providing outstanding customer service and banking products to our current and future customers.”

About Entegra Financial Corp.

Entegra Financial Corp. is a bank holding company headquartered in Franklin, NC with total assets of $884.4 million at September 30, 2014. The Company completed a stock offering on September 30, 2014 in which it sold 6,546,375 shares at $10.00 per share for gross and net proceeds of $65.5 million and $63.7 million, respectively. The Company’s shares began trading on the NASDAQ Global Market on October 1, 2014 under the symbol “ENFC”.

The Company’s banking subsidiary operates a total of 11 branches located throughout the western North Carolina counties of Cherokee, Henderson, Jackson, Macon, Polk and Transylvania and a loan production office in Greenville, South Carolina.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Registration Statement on Form S-1, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.